Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

TEMPE, AZ – February 8, 2017 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter and full year ended December 31, 2016.

•	Net sales up 6% to $1.47 billion for the fourth quarter.

•	Earnings from operations up 33% to $40.7 million for the fourth quarter.

In the fourth quarter of 2016, consolidated net sales were $1.47 billion, up 6% year over year. This improvement was driven by solid top-line growth in each of the Company’s geographic operating segments, including organic growth in hardware, software and services on a global basis. Consolidated net sales for the full year 2016 were $5.49 billion, up 2% year over year. Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales for the full year 2016 increased 4%, with growth of 4% reported by each of North America and EMEA, while APAC’s net sales were flat year over year.

“Our fourth quarter top-line results reflect solid sales execution in our core business as well as the validation of our strategy to expand our value-added services offerings globally, as evidenced by the double-digit organic growth reported in this important category,” stated Ken Lamneck, President and Chief Executive Officer. “With the acquisition of Ignia in the third quarter of 2016 and Datalink in January of 2017, our portfolio of offerings for 2017 is stronger than ever, with deep technical and consulting capabilities around data center, hybrid Cloud, application development and workforce enablement,” stated Lamneck.

Consolidated earnings from operations in the fourth quarter of 2016 increased 33% year over year to $40.7 million and diluted earnings per share increased to $0.59 compared to $0.50 for the fourth quarter of 2015. Consolidated earnings from operations for the full year increased 18% year over year to $148.8 million and diluted earnings per share increased 17% to $2.32 compared to $1.98 for 2015. Adjusted diluted earnings per share was $0.72 in the fourth quarter of 2016 compared to $0.57 reported in the fourth quarter of last year. Adjusted diluted earnings per share for the full year 2016 was $2.52 compared to $2.11 reported in 2015.*

“I am pleased with our team’s execution in 2016. We delivered top-line growth overall, gaining market share in key categories in North America and EMEA. Just as important, our focus on profitability and tight cost management discipline allowed us to deliver double-digit earnings from operations growth for the full year 2016,” stated Lamneck. “As we head into 2017, we believe that our strong foundation, built on strategic and operational discipline, combined with Datalink’s deep technical talent and complementary offerings, will position us well to deliver value to our clients, partners and shareholders in 2017.”

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Insight Enterprises, Inc.        6820 South Harl Avenue        Tempe, Arizona 85283        800.467.4448        FAX 480.760.8958

Insight Q4 2016 Results, Page 2	February 8, 2017

KEY HIGHLIGHTS

Results for the Quarter:

•	Consolidated net sales of $1.5 billion for the fourth quarter of 2016 increased 6% compared to the fourth quarter of 2015.

•	Net sales in North America of $1.1 billion were up 6% year over year;

•	Net sales in EMEA of $361.8 million increased 6% year over year; and

•	Net sales in APAC of $48.5 million increased 7% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 8% year over year, with net sales growth in North America, EMEA and APAC of 6%, 17% and 5%, respectively, year over year.

•	Consolidated gross profit of $191.0 million increased 6% compared to the fourth quarter of 2015, with consolidated gross margin remaining flat at 13.0% of net sales.

•	Gross profit in North America of $133.6 million (12.6% gross margin) increased 6% year over year;

•	Gross profit in EMEA of $48.9 million (13.5% gross margin) increased 2% year over year; and

•	Gross profit in APAC of $8.5 million (17.6% gross margin) increased 17% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 9% year over year, and gross profit in North America, EMEA and APAC increased 6%, 14% and 15%, respectively, year over year.

•	Consolidated earnings from operations increased 33% compared to the fourth quarter of 2015 to $40.7 million, or 2.8% of net sales.

•	Earnings from operations in North America increased 20% year over year to $29.2 million, or 2.8% of net sales;

•	Earnings from operations in EMEA increased 114% year over year to $9.3 million, or 2.6% of net sales; and

•	Earnings from operations in APAC increased 11% year over year to $2.2 million, or 4.6% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 37% year over year, and earnings from operations in North America, EMEA and APAC increased 20%, 162% and 11%, respectively, year over year.

•	Adjusted consolidated earnings from operations increased 37% year over year to $45.9 million, or 3.1% of net sales for the fourth quarter of 2016.*

•	Consolidated net earnings and diluted earnings per share for the fourth quarter of 2016 were $21.1 million and $0.59, respectively, at an effective tax rate of 45.7%, which reflects the effect of a change in tax law that was enacted in December 2016 related to the taxation of foreign currency translation gains or losses arising from qualified business units and the effect of non-deductible acquisition-related expenses incurred during the fourth quarter of 2016.

•	Adjusted consolidated net earnings and diluted earnings per share for the fourth quarter of 2016 were $26.0 million and $0.72, respectively.*

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 3	February 8, 2017

Results for the Year:

•	Consolidated net sales of $5.5 billion for 2016 increased 2% compared to 2015.

•	Net sales in North America of $4.0 billion were up 4% year over year;

•	Net sales in EMEA of $1.3 billion decreased 2% year to year; and

•	Net sales in APAC of $175.1 million decreased 2% year to year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 4% year over year, with net sales growth in each of North America and EMEA of 4% year over year, while net sales in APAC remained flat year over year.

•	Consolidated gross profit of $743.1 million increased 4% compared to 2015, with consolidated gross margin increasing approximately 20 basis points to 13.5% of net sales.

•	Gross profit in North America of $525.5 million (13.2% gross margin) increased 5% year over year;

•	Gross profit in EMEA of $185.7 million (13.9% gross margin) was flat year over year; and

•	Gross profit in APAC of $31.9 million (18.2% gross margin) increased 12% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 6% year over year, and gross profit in North America, EMEA and APAC increased 5%, 7% and 14%, respectively, year over year.

•	Consolidated earnings from operations increased 18% compared to 2015 to $148.8 million, or 2.7% of net sales.

•	Earnings from operations in North America increased 13% year over year to $116.9 million, or 2.9% of net sales;

•	Earnings from operations in EMEA increased 44% year over year to $23.9 million, or 1.8% of net sales; and

•	Earnings from operations in APAC increased 32% year over year to $8.0 million, or 4.6% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 20% year over year, and earnings from operations in North America, EMEA and APAC increased 13%, 60% and 33%, respectively, year over year.

•	Adjusted consolidated earnings from operations increased 19% year over year to $157.5 million, or 2.9% of net sales, for 2016.*

•	Consolidated net earnings and diluted earnings per share for 2016 were $84.7 million and $2.32, respectively, at an effective tax rate of 39.3%, which reflects the tax law change and non-deductible acquisition-related expenses incurred during the fourth quarter of 2016 noted previously.

•	Adjusted consolidated net earnings and diluted earnings per share for 2016 were $92.0 million and $2.52, respectively.*

* In discussing financial results for the three months and years ended December 31, 2016 and 2015 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 4	February 8, 2017

(“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” Adjusted measures exclude (i) severance and restructuring expenses recorded in all periods, (ii) certain acquisition-related expenses and the gain recorded on an asset held for sale during 2016, (iii) a non-cash real estate impairment recorded during 2015 on real estate that was sold in 2016 and (iv) the tax effects of each of these items. See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2017, with the addition of Datalink, which the Company acquired on January 6, 2017, the Company expects its business to deliver sales growth of 12% to 15% compared to 2016. The Company also expects Adjusted diluted earnings per share for the full year 2017 to be between $2.80 and $2.90.

This outlook for 2017 assumes:

•	amortization expense associated with acquired intangible assets of $16.7 million;

•	an effective tax rate of approximately 37%; and

•	capital expenditures of $15 to $20 million.

This outlook does not assume any severance and restructuring or acquisition-related expenses. Due to the inherent difficulty of forecasting these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the related impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2017 forecast.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 5	February 8, 2017

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter and full year 2016 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 62071750.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude (i) severance and restructuring expenses recorded in all periods, (ii) certain acquisition-related expenses and the gain recorded on an asset held for sale during 2016, (iii) a non-cash real estate impairment recorded during 2015 on real estate that was sold in 2016 and (iv) the tax effects of each of these items. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 6	February 8, 2017

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,				Years Ended December 31,
	2016	2015	change		2016	2015	change
Insight Enterprises, Inc.
Net sales	$1,467,583	$1,387,185		6%	$5,485,515	$5,373,090	2%
Gross profit	$190,969	$180,853		6%	$743,102	$716,332	4%
Gross margin	13.0%	13.0%	—		13.5%	13.3%	20	bps
Selling and administrative expenses	$145,066	$147,310		(2%)	$585,243	$584,906	—
Severance and restructuring expenses	$1,527	$2,995		(49%)	$4,580	$4,907	(7%)
Acquisition-related expenses	$3,706	$—		*	$4,447	$—		*
Earnings from operations	$40,670	$30,548		33%	$148,832	$126,519	18%
Net earnings	$21,100	$18,576		14%	$84,690	$75,851	12%
Diluted earnings per share	$0.59	$0.50		18%	$2.32	$1.98	17%
North America
Net sales	$1,057,353	$999,737		6%	$3,971,828	$3,823,528	4%
Gross profit	$133,552	$125,833		6%	$525,481	$501,563	5%
Gross margin	12.6%	12.6%	—		13.2%	13.1%	10	bps
Selling and administrative expenses	$100,169	$101,375		(1%)	$401,316	$396,603	1%
Severance and restructuring expenses	$515	$253		104%	$2,966	$1,126	163%
Acquisition-related expenses	$3,703	$—		*	$4,278	$—		*
Earnings from operations	$29,165	$24,205		20%	$116,921	$103,834	13%
EMEA
Net sales	$361,760	$342,034		6%	$1,338,560	$1,371,137	(2%)
Gross profit	$48,877	$47,712		2%	$185,687	$186,287	—
Gross margin	13.5%	13.9%	(40	bps)	13.9%	13.6%	30	bps
Selling and administrative expenses	$38,606	$40,647		(5%)	$160,269	$165,879	(3%)
Severance and restructuring expenses	$1,009	$2,742		(63%)	$1,496	$3,781	(60%)
Earnings from operations	$9,262	$4,323		114%	$23,922	$16,627	44%
APAC
Net sales	$48,470	$45,414		7%	$175,127	$178,425	(2%)
Gross profit	$8,540	$7,308		17%	$31,934	$28,482	12%
Gross margin	17.6%	16.1%	150	bps	18.2%	16.0%	220	bps
Selling and administrative expenses	$6,291	$5,288		19%	$23,658	$22,424	6%
Severance and restructuring expenses	$3	$—		*	$118	$—		*
Acquisition-related expenses	$3	$—		*	$169	$—		*
Earnings from operations	$2,243	$2,020		11%	$7,989	$6,058	32%

*	Percentage change not considered meaningful.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 7	February 8, 2017

	North America			EMEA			APAC
	Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,
Sales Mix	2016	2015	% change*	2016	2015	% change*	2016	2015	% change*
Hardware	62%	60%	8%	34%	38%	(6%)	11%	12%	(1%)
Software	32%	34%	1%	62%	59%	12%	77%	85%	(3%)
Services	6%	6%	7%	4%	3%	30%	12%	3%	274%

	100%	100%	6%	100%	100%	6%	100%	100%	7%

	North America			EMEA			APAC
	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
Sales Mix	2016	2015	% change*	2016	2015	% change*	2016	2015	% change*
Hardware	62%	61%	5%	36%	39%	(9%)	11%	8%	32%
Software	31%	32%	—	61%	58%	1%	82%	89%	(9%)
Services	7%	7%	10%	3%	3%	15%	7%	3%	107%

	100%	100%	4%	100%	100%	(2%)	100%	100%	(2%)

*	Represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 8	February 8, 2017

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2017 financial results, including sales growth rates and diluted earnings per share, and the assumptions relating thereto, including the Company’s amortization expense associated with acquired intangible assets, effective tax rate and capital expenditures for 2017, the strength of the Company’s offerings and capabilities, the Company’s integration of Datalink Corporation (“Datalink”) and the Company’s ability to deliver value to its clients, partners and shareholders are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other of the Company’s filings with the Securities and Exchange Commission:

•	risks associated with the acquisition and integration of Datalink into the Company’s operations, processes and systems, including:

•	the Company may be unable to achieve expected synergies and operating efficiencies in connection with the acquisition within the expected time frames or at all and to successfully integrate Datalink’s operations into those of the Company;

•	such integration may be more difficult, time consuming or costly than expected and may disrupt the Company’s current plans and operations;

•	revenues following the transaction may be lower than expected;

•	operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction;

•	Datalink and/or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	the Company may not be able to retain the key employees of Datalink;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	possible significant fluctuations in the Company’s future operating results;

•	general economic conditions;

•	the risks associated with the Company’s international operations;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the Company’s reliance on commercial delivery services;

•	the Company’s dependence on certain personnel;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 9	February 8, 2017

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 10	February 8, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net sales	$1,467,583	$1,387,185	$5,485,515	$5,373,090
Costs of goods sold	1,276,614	1,206,332	4,742,413	4,656,758

Gross profit	190,969	180,853	743,102	716,332
Operating expenses:
Selling and administrative expenses	145,066	147,310	585,243	584,906
Severance and restructuring expenses	1,527	2,995	4,580	4,907
Acquisition-related expenses	3,706	—	4,447	—

Earnings from operations	40,670	30,548	148,832	126,519
Non-operating (income) expense:
Interest income	(282)	(172)	(1,066)	(783)
Interest expense	2,271	1,706	8,628	7,224
Net foreign currency exchange (gain) loss	(520)	535	522	(393)
Other expense, net	311	326	1,290	1,295

Earnings before income taxes	38,890	28,153	139,458	119,176
Income tax expense	17,790	9,577	54,768	43,325

Net earnings	$21,100	$18,576	$84,690	$75,851

Net earnings per share:
Basic	$0.59	$0.50	$2.35	$2.00

Diluted	$0.59	$0.50	$2.32	$1.98

Shares used in per share calculations:
Basic	35,479	37,099	36,102	37,984

Diluted	35,963	37,429	36,438	38,275

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 11	February 8, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$202,882	$187,978
Accounts receivable, net	1,436,742	1,315,094
Inventories	148,203	119,820
Inventories not available for sale	68,619	51,756
Other current assets	127,159	77,011

Total current assets	1,983,605	1,751,659
Property and equipment, net	70,910	88,281
Goodwill	62,645	56,195
Intangible assets, net	20,707	26,983
Deferred income taxes	52,347	62,986
Other assets	29,086	27,913

	$2,219,300	$2,014,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,070,259	$905,464
Accounts payable – inventory financing facility	154,930	106,327
Accrued expenses and other current liabilities	151,895	144,633
Current portion of long-term debt	480	1,535
Deferred revenue	61,098	50,166

Total current liabilities	1,438,662	1,208,125
Long-term debt	40,251	89,000
Deferred income taxes	900	239
Other liabilities	26,044	30,911

	1,505,857	1,328,275

Stockholders’ equity:
Preferred stock	—	—
Common stock	355	371
Additional paid-in capital	309,650	316,686
Retained earnings	459,537	408,721
Accumulated other comprehensive loss – foreign currency translation adjustments	(56,099)	(40,036)

Total stockholders’ equity	713,443	685,742

	$2,219,300	$2,014,017

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 12	February 8, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net earnings	$84,690	$75,851
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of property and equipment	27,493	26,649
Amortization of intangible assets	10,637	11,308
Non-cash real estate impairment	—	800
Provision for losses on accounts receivable	2,452	6,761
Write-downs of inventories	2,934	3,997
Write-off of property and equipment	—	535
Non-cash stock-based compensation	11,058	8,922
Excess tax benefit from employee gains on stock-based compensation	(323)	(592)
Deferred income taxes	10,517	5,174
Gain on sale of real estate	(338)	—
Changes in assets and liabilities:
Increase in accounts receivable	(168,966)	(47,206)
Increase in inventories	(50,712)	(9,214)
Increase in other assets	(50,130)	(26,714)
Increase in accounts payable	193,582	113,594
Increase in deferred revenue	10,633	2,927
Increase in accrued expenses and other liabilities	12,278	7,718

Net cash provided by operating activities	95,805	180,510

Cash flows from investing activities:
Acquisition of Ignia, net of cash acquired	(10,804)	—
Acquisition of BlueMetal, net of cash acquired	507	(44,221)
Purchases of property and equipment	(12,266)	(13,416)
Proceeds from sale of real estate, net	1,378	—

Net cash used in investing activities	(21,185)	(57,637)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	772,218	686,410
Repayments on senior revolving credit facility	(772,218)	(686,410)
Borrowings on accounts receivable securitization financing facility	2,802,000	1,897,100
Repayments on accounts receivable securitization financing facility	(2,851,500)	(1,869,100)
Repayments under other financing agreements	(1,309)	(543)
Payments on capital lease obligations	(445)	(223)
Net borrowings (repayments) under inventory financing facility	48,603	(16,454)
Payment of deferred financing fees	(3,360)	—
Excess tax benefit from employee gains on stock-based compensation	323	592
Payment of payroll taxes on stock-based compensation through shares withheld	(2,219)	(2,265)
Repurchases of common stock	(50,000)	(91,843)

Net cash used in financing activities	(57,907)	(82,736)

Foreign currency exchange effect on cash and cash equivalent balances	(1,809)	(16,683)

Increase in cash and cash equivalents	14,904	23,454
Cash and cash equivalents at beginning of year	187,978	164,524

Cash and cash equivalents at end of year	$202,882	$187,978

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 13	February 8, 2017

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Adjusted Consolidated Earnings from Operations:
GAAP	$40,670	$30,548	$148,832	$126,519
Severance and restructuring expenses	1,527	2,995	4,580	4,907
Acquisition-related expenses	3,706	—	4,447	—
Non-cash real estate impairment	—	—	—	800
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	(338)	—

Non-GAAP	$45,903	$33,543	$157,521	$132,226

Adjusted Consolidated Net Earnings:
GAAP	$21,100	$18,576	$84,690	$75,851
Severance and restructuring expenses	1,527	2,995	4,580	4,907
Acquisition-related expenses	3,706	—	4,447	—
Non-cash real estate impairment	—	—	—	800
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	(338)	—
Income taxes on non-GAAP adjustments	(331)	(177)	(1,414)	(867)

Non-GAAP	$26,002	$21,394	$91,965	$80,691

Adjusted Consolidated Diluted EPS:
GAAP	$0.59	$0.50	$2.32	$1.98
Severance and restructuring expenses	0.04	0.08	0.13	0.13
Acquisition-related expenses	0.10	—	0.12	—
Non-cash real estate impairment	—	—	—	0.02
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	(0.01)	—
Income taxes on non-GAAP adjustments	(0.01)	(0.01)	(0.04)	(0.02)

Non-GAAP	$0.72	$0.57	$2.52	$2.11

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2016 Results, Page 14	February 8, 2017

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Adjusted North America Earnings from Operations:
GAAP	$29,165	$24,205	$116,921	$103,834
Severance and restructuring expenses	515	253	2,966	1,126
Acquisition-related expenses	3,703	—	4,278	—
Non-cash real estate impairment	—	—	—	800
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	(338)	—

Non-GAAP	$33,383	$24,458	$123,827	$105,760

Adjusted EMEA Earnings from Operations:
GAAP	$9,262	$4,323	$23,922	$16,627
Severance and restructuring expenses	1,009	2,742	1,496	3,781

Non-GAAP	$10,271	$7,065	$25,418	$20,408

Adjusted APAC Earnings from Operations:
GAAP	$2,243	$2,020	$7,989	$6,058
Severance and restructuring expenses	3	—	118	—
Acquisition-related expenses	3	—	169	—

Non-GAAP	$2,249	$2,020	$8,276	$6,058

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958